Consent of Independent Registered Public Accounting Firm
The Board of Directors
Acxiom Corporation:

We consent to the incorporation by reference in the registration statements filed on Form S-3 and Form S-8 (Nos. 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 333-63633, 333-40114, 333-57470, 333-68620, 333-91395, 333-98613, 333-108900, 333-124901, 333-127743, 333-136919, 333-148708, 333-148946, 333-151333, 333-158005, 333-175854, 333-190906, 333-197463, 333-209438, 333-214926, 333-214927, 333-215197, 333-215626, 333-219839, 333-221162, 333-223520) of Acxiom Corporation of our report dated May 25, 2018, with respect to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2018, and the related to notes (collectively, the “consolidated financial statements”) and the effectiveness of internal control over financial reporting as of March 31, 2018, which report appears in the March 31, 2018 annual report on Form 10-K of Acxiom Corporation.

KPMG LLP
Dallas, Texas
May 25, 2018